Proxy Statement Pursuant to Section 14(a) of the
                                     Securities Exchange Act of 1934


         Filed by the Registrant [x]
         Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement              [x] Definitive Proxy Statement
[ ] Definitive Additional Materials          [ ] Soliciting Material Pursuant to
                                                 Rule 14a-11(c) or Rule 14a-12

                       NASTECH PHARMACEUTICAL COMPANY INC.
                (Name of Registrant as Specified in its Charter)

                       NASTECH PHARMACEUTICAL COMPANY INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check in the appropriate box): [x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a- 6(j)(2). [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). [ ] Fee computed on table below per Exchange Act Rules 14a -6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-111.

         (4)      Proposed maximum aggregate value of transaction.

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:  None
         (2)      Form, Schedule or Registration No.:
         (3)      Filing Party:  Registrant
         (4)      Date Filed:

                                   NASTECH PHARMACEUTICAL COMPANY, INC.
                                             45 Davids Drive
                                        Hauppauge, New York 11788


                                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD DECEMBER 11, 1995 AT 10:00 A.M.


TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASTECH PHARMACEUTICAL COMPANY INC. (the "Company") will be held at the Company's offices located at 45 Davids Drive, Hauppauge, New York 11788 at 10:00 A.M. on Monday, December 11, 1995, to consider and vote on the following proposals:

         1. To elect eight (8) directors,  each to hold office for a term of one
(1) year or until their respective successors shall have been duly elected or appointed;

         2. To ratify the appointment of Robbins, Greene, Horowitz, Lester & Co. LLP as the Company's independent auditors for the fiscal year ending June 30, 1996; and

         3. To transact such other business as may properly come before the meeting.

         Only holders of shares of Common Stock of record on the Company's books at the close of business on October 17, 1995 will be entitled to vote at the meeting. All such stockholders are requested to be represented at the meeting either in person or by proxy. The stock transfer books will not be closed.

         Enclosed is a copy of the Annual Report for the year ended June 30, 1995 along with a proxy statement and a proxy card.

         It is desirable that all holders of Common Stock of the Company be represented at the meeting either in person or by proxy.

         SUCH STOCKHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND EXECUTE THEIR PROXIES AND RETURN THEM TO THE COMPANY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                    By Order of the Board of Directors,


                                    Joel Girsky,
                                    Secretary

October 18, 1995
Hauppauge, New York

                      NASTECH PHARMACEUTICAL COMPANY, INC.
                                 45 Davids Drive
                            Hauppauge, New York 11788


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          To be held December 11, 1995

                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the management of NASTECH PHARMACEUTICAL COMPANY, INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on December 11, 1995 and at any postponements or adjournments thereof. This material is first being mailed to stockholders on or about October 18, 1995.

         The cost of such solicitation will be borne by the Company. The Company may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to their principles.

         A form of proxy is enclosed for use at the meeting. The issuance of a proxy by a shareholder will not affect his right to vote his shares if he attends the meeting and desires to vote in person. A proxy may be revoked at any time prior to the voting thereof, but a revocation will not be effective unless notice thereof is received, in writing, by the Secretary of the Company prior to such voting. All such shares represented by effective proxies on the enclosed form received by the Company will be voted at the meeting or any adjourned session thereof in accordance with the terms of such proxies. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation will be voted FOR all directors and proposals contained therein. Proxies marked "abstain" will be treated as present for the purpose of determining a quorum but will not be voted with respect to any proposal marked "abstain."

                          VOTING SECURITIES OUTSTANDING
                           AND PRINCIPAL SHAREHOLDERS

         Shares of common stock, of which 3,221,447 shares were outstanding as of October 17, 1995, are the only voting securities of the Company. Each share is entitled to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting. Only holders of shares of Common Stock of the Company of record on its books at the close of business on October 17, 1995 will be entitled to notice of, and to vote at the meeting. Any such stockholder may vote his shares either in person or by his duly authorized proxy.

         The following table sets forth as of October 17, 1995 certain information as to persons known to the Company who may be deemed to be beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock, each director of the Company and all officers and directors of the Company as a group:

                                                       Amount and
                                                         Nature                 Percentage of
                                                      of Beneficial              Outstanding
          Name of Beneficial Owner (1)               Ownership (2)            Shares Owned (3)
          ----------------------------               -------------            ----------------
    Devin N. Wenig (4)(8)                               369,733                     11.4%
    Basil Properties (5)(10)                            283,537                     8.8%
    Bruce R. Thaw (6)                                   155,041                     4.7%
    Alvin Katz (7)                                      130,000                     4.0%
    Carol Wenig (8)                                      93,041                     2.9%
    Vincent D. Romeo (9)                                 68,845                     2.1%
    Joel Girsky (7)                                      18,750                     (13)
    John V. Pollock (7)(10)                              18,333                     (13)
    Ralph Jacobsen (7)                                   10,583                     (13)
    Ian Ferrier (11)                                     25,000                     (13)
    All Officers and
    Directors as a Group
    (9 persons)  (12)                                  1,172,863                    34.5%

-----------------------------------------------------


    (1) The addresses of all persons other than Messrs. Bruce R. Thaw, Basil Properties, Alvin Katz and John V. Pollock is c/o the Company. The address of Bruce R. Thaw is 45 Banfi Plaza, Farmingdale, NY; the address of Basil Properties and John V. Pollock is 1510 H Street, N.W., Washington D.C.; and the address of Alvin Katz is 19674 Waters End Dr., No. 1003, Boca Raton, FL.
    (2) All shares are owned beneficially and of record unless indicated otherwise. Includes 173,333 shares issuable pursuant to outstanding stock options with the Company and 26,000 Warrants, which may be exercised within 60 days of the date of this Report.
    (3) Does not give effect to (i) the exercise of the Representative's Warrant and (ii) 310,000 shares of Common Stock reserved for issuance under the Company's stock option plan.
    (4) Devin N. Wenig is the son of Carol Wenig. Devin N. Wenig's shares, as indicated above, include 25,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report, 166 shares held by Mr. Wenig's wife and 6,666 shares held in a trust for which Carol Wenig serves as trustee.

    (5) Includes 40,000 shares held by Mrs. Sophie Basil a general partner of Basil Properties.
    (6) Includes 25,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report. Also includes 26,000 shares and 26,000 Warrants owned by Mr. Thaw's wife.
    (7) Includes 10,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
    (8) The amount indicated herein includes 5,000 shares issuable to Carol Wenig pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
    (9) Includes 58,333 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
    (10) John V. Pollock is a managing director of Basil Properties and its nominee to the Company's Board of Directors.
    (11) Includes 25,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
    (12) Includes shares held by Basil Properties and Carol Wenig. See notes (5), (8) and (10) above.
    (13) Represents less than 1% of the outstanding shares of the Company's Common Stock.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who received salary and bonus payments in excess of $100,000 during the fiscal year ended June 30, 1995:

                                                                                 Long-Term
                                                         Annual                Compensation
                                                      Compensation                Awards
        Name and Principal
             Position
                                      Year
                                                                                  Options              All other
                                                  Salary          Bonus          (Shares)             Compensation
    Dr. Vincent D.                    1995       $156,000          __              25,000                  __
    Romeo,
    President/Chief
    Executive Officer
                                      1994       $125,000          __              25,000                  __
                                      1993       $125,000          __              8,333                   __


                      Option/SAR Grants In Last Fiscal Year

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock during the fiscal year ended June 30, 1995, to the person named in the Summary Compensation
    Table:


                                              Individual Grant in Last Fiscal Year
                                                % of
                                                Total
                                                Options
                                                Granted
                             Options            to                Exercise
                             Granted            Employees         or Base
                             (Shares)           in Fiscal         Price            Expiration
    Name                     (1)                Year              ($/Sh)           Date
    ----                     --------           ---------         ------           ----
    Dr. Vincent
    D. Romeo                     25,000             17%              $5.13        6/1/00

         (1) The options to be granted under the Plan are designated as incentive stock options or non-incentive stock options by the Board of Directors which also has discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. The Plan provides that options granted thereunder shall be exercisable during a period of no more than ten years (five years in the case of 10% stockholders) from the date of grant, depending upon the specific stock option agreement, and that, with respect to incentive stock options, the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% in the case of 10% stockholders). All outstanding options vest immediately upon issuance, subject to optionee's continuous employment or association with the Company. Under the Stock Option Plan, the Board retains discretion to modify the terms of outstanding options, subject to the provisions of the Plan.

         (2) All options were granted at market value on the date of grant.


               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year-End Option/SAR Values

         The following table provides information related to the number and value of stock options and stock appreciation rights held at fiscal year end by the named executive officer:


                                Number of Unexercised                         Value of Unexercised In-the
                               Options at June 30, 1995                     Money Options at June 30, 1995
                        Exercisable             Unexercisable           Exercisable         Unexercisable
    Vincent                58,333                                         $448,435
    D. Romeo

Compensation of Directors

         The Company has not paid and does not presently propose to pay compensation to any director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings.

         Devin N. Wenig, the Company's Chairman, was paid approximately $20,000 in the Company's fiscal year ended June 30, 1995 for acting as Chairman of the Executive Committee of the Company's Board of Directors.

    Employment Contracts, Termination of Employment and Change in Control Arrangements

         In August 1994, the Company and Dr. Romeo entered into a three year employment agreement. Pursuant to this agreement, Dr. Romeo receives compensation of $160,000 per year. Upon completion of Phase II studies for two of the Company's proposed products such compensation will be increased to $175,000 per year. Dr. Romeo is also entitled to a $20,000 incentive bonus if and when the Company's prescription Vitamin B-12 nasal formulation is approved for marketing by the FDA and a $20,000 bonus each time an NDA for one of the Company's proposed products is accepted for filing by the FDA. In addition, Dr. Romeo received an additional incentive stock option to acquire 25,000 shares of the Company's Common Stock in accordance with the terms and conditions of the Company's Stock Option Plan.

    Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee presently consists of Devin N. Wenig, the Company's Chairman, Joel Girsky and John V. Pollock, both outside directors of the Company. The Compensation Committee is responsible for reviewing and approving the compensation of the President, other officers of the Company and administering and/or interpreting the Company's stock option plan.

    Report of Compensation Committee on Executive Compensation

         The   Company's    Compensation   Committee   made   no   discretionary
    recommendations regarding executive compensation in the last fiscal year as the compensation of the Company's President was determined by contract.

    Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all such filing requirements were complied with.

    Stock Option Plan

         Under the Company's Stock Option Plan (the "Plan") options to purchase a maximum of 483,333 shares of Common Stock of the Company (subject to adjustment in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and other persons who provide services to the Company. Currently, there are 214,749 such options granted and outstanding. The options to be granted under the Plan are designated as incentive stock options or non-incentive stock options by the Board of Directors which also has discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees, including officers and part-time employees of the Company may be granted incentive stock options. The options are intended to receive incentive stock option tax treatment pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan provides that options granted thereunder shall be exercisable during a period of no more than ten years (five years in the case of 10% shareholders) from the date of grant, depending upon the specific stock option agreement, and that, with respect to incentive stock options, the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% in the case of 10% shareholders). Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

         The purpose of the Plan is to increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and ultimate profitability depend. In addition, the Plan is intended to advance the interests of the Company by enabling its directors, officers and employees to acquire a financial interest in the Company through grants of options to acquire the Company's Common Stock. The Plan is intended to provide an increased incentive to these individuals, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1992 the Company entered into a debt restructure agreement with Basil Properties ("Basil") which amended the terms of a $600,000 loan by Basil to the Company in May 1989 (the "Restructuring Agreement"). Pursuant to the Restructuring Agreement, the Company is required to make annual principal curtailments commencing September 30, 1993 equal to 5% of the Company's total revenue for the preceding fiscal year ended June 30th, subject to an annual minimum payment of $25,000. Should the Company's total revenue exceed $5,000,000 in any fiscal year, the remaining unpaid principal balance shall become due and payable the following September 30th. Basil has the option to convert any outstanding portion of the principal balance of the loan into shares of the Company's Common Stock. The conversion prices based upon the year of conversion are as follows: 1995 - $16.44 per share; 1996 - $20.55 per share; and 1997 - $25.68 per share. Any remaining unpaid principal balance is due and payable January 1, 1998.

         Mr. Bruce R. Thaw, a director of the Company, billed the Company approximately $55,000 for legal fees for representing the Company in connection with certain legal and regulatory matters in fiscal 1995. Mr. Thaw continues to represent the Company for which he will be paid customary legal fees.

         Dr. Ian Ferrier, a director of the Company, is the Chief Executive Officer of Bogart Delafield Ferrier Inc. ("BDF") and is an affiliate of Mazier Partners LLC ("MP"). BDF and MP provided consulting services to the Company in areas of strategic planning, market planning and research and development prioritization. For its fiscal year ended June 30, 1995, the Company paid BDF and MP $186,000 and $56,000, respectively.


              PROPOSAL NO.1 - NOMINATION AND ELECTION OF DIRECTORS

         At the annual meeting, eight directors are to be elected by the holders of the Common Stock to serve until the next annual meeting of shareholders and until their successors have been elected and qualify. Certain information concerning the nominees for election at the annual meeting, each of whom is presently a director, and all the directors and officers as a group, is set forth below. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of the other nominees in the discretion of the persons acting pursuant to the proxy.

         The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:



                Name                   Age               Position                   Director Since
    Devin N. Wenig                     28       Chairman                                 1991
    Dr. Vincent D. Romeo               38       President and Chief                      1991
                                                Executive Officer
    Joel Girsky                        56       Director, Secretary                      1983
                                                and Treasurer
    Dr. Ralph Jacobsen                 63       Director                                 1983
    Bruce R. Thaw                      42       Director                                 1991
    Alvin Katz                         65       Director                                 1993
    John V. Pollock                    57       Director                                 1993
    Dr. Ian R. Ferrier                 52       Director                                 1995

         Devin N. Wenig was appointed Chairman of the Company's Board of Directors in June 1991. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law. From May 1991 to May 1994 Mr. Wenig was a corporate associate with the firm of Cravath, Swaine and Moore. Mr. Wenig is currently a practicing corporate attorney in New York City, New York.

         Dr. Vincent D. Romeo has been employed by the Company since 1985 as Director of Research and was appointed President and Chief Executive Officer of the Company in August 1991. Dr. Romeo is a registered pharmacist and received a Ph.D. degree from St. John's University College of Pharmacy in Pharmaceutical Sciences in 1984, with a specialty in pharmacology. He continues at St. John's as an Adjunct Professor of Pharmacology, Graduate Division, College of Pharmacy and Allied Health Professions. Dr. Romeo has devoted a significant amount of his time with the Company formulating drugs for nasal delivery, developing animal models for nasal drug testing, and designing clinical efficacy and safety studies. He has authored and co-authored several published articles in the field. Dr. Romeo has also presented his work at various meetings and conferences sponsored by the American Association of Pharmaceutical Scientists and the American College of Clinical Pharmacology. Dr. Romeo is an active member of the American Association of Pharmaceutical Scientists, the American College of Clinical Pharmacology, the Rho Chi Pharmaceutical Society, and the New York Academy of Sciences. Dr. Romeo has also been appointed as an Adjunct Assistant Professor of Pharmaceutics at The University of Rhode Island, College of Pharmacy.

         Joel Girsky has been a Director of the Company since October 1983, and the Company's Secretary/Treasurer since April 1986. From 1961 to the present, Mr. Girsky has been President and Chairman of the Board of Jaco Electronics, Inc., Hauppauge, New York, a publicly held company engaged in the distribution of electronic components. Mr. Girsky received a degree in Marketing from Brooklyn College in 1957.

         Dr. Ralph Jacobsen has been a Director of the Company since October 1983. From 1982 to the present, Dr. Jacobsen has been Medical Director of Medicus Intercon, a division of D'Arcy Masius Benton & Bowles (New York
    City), an international health care advertising agency. From 1981 to 1982, Dr. Jacobsen was a private consultant engaged in the clinical evaluation of drugs. From 1973 to 1981, Dr. Jacobsen was Vice President and Medical Director of Endo-DuPont, Pharmaceutical Division (Garden City, New York), an entity engaged in research, development, manufacture and sales of ethical pharmaceuticals. Dr. Jacobsen received a B.A. Degree from New York University in 1953 and a Medical Degree from George Washington University, School of Medicine in 1957.

         Bruce R. Thaw has been a Director of the Company since June 1991. From 1984 to the present, Mr. Thaw has been a principal in a law firm, which serves as general counsel to the Company. Mr. Thaw was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. He has a BBA degree from the Hofstra University School of Business and a JD degree from the Hofstra University School of Law. Mr. Thaw is also a director of Information Resource Engineering, Inc., a publicly traded company engaged in the computer network security industry and Amtech
    Systems, Inc. a publicly traded company engaged in the semi-conductor industry.

         Alvin Katz was appointed to the Company's Board of Directors in September 1993. He is currently an adjunct professor of business management at Florida Atlantic University and has held this position since 1981. In 1991 Mr. Katz was appointed as Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacturing of pollution monitoring equipment. He held this position until that company was sold in September 1992. From 1957 to 1976, Mr. Katz was employed by United Parcel Service holding various managerial positions, including District Manager and Corporate Manager of Operations, Planning, Research and Development. Mr. Katz serves on the Board of Directors of several publicly held companies including Miller Industries, a manufacturer of windows and doors; Blimpie International, Inc., which is engaged in the franchising and marketing of quick service sandwich restaurants; Amtech Systems, Inc., which is engaged in the semi-conductor industry; and Foremost Industries which is engaged in the distribution and repair of commercial refrigeration. He is also a director of Aromatics Incorporated, a manufacturer of car wash equipment. Mr. Katz holds a B.S. in Business Administration degree from New York University and has done graduate work at C.U.N.Y.- Baruch School.

         John V. Pollock was appointed to the Company's Board of Directors in September 1993. From 1991 to the present Mr. Pollock has served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations management services. Mr. Pollock also serves as a consultant to the partners of Basil Properties and has served as the President of Nastech-Basil International, Inc. From 1975 to 1991 Mr. Pollock was a senior banking executive in the Washington,

    D.C. area, serving as President and Chief Executive Officer of Dominion Bank of Washington and the John Hanson Savings Bank.

         Dr. Ian R. Ferrier who was appointed to the Company's Board of Directors in January 1995, is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multinational companies. He has served on the Board of Directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the worlds major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies; in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979 Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a BSc in Pharmacology from the University of Edinburgh, Edinburgh Scotland; served his residency training in nephrology/clinical pharmacology at Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England; and his post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

         The Underwriting Agreement between the Company and Barber & Bronson Incorporated executed in December, 1993 provides that, for a three year period, the Representative shall be entitled to nominate one director to serve on the Board of Directors of the Company. The officers and directors of the Company have agreed to vote their shares of Common Stock in favor of such designee. The Representative has exercised its right to designate a director by the nomination of Mr. Alvin Katz.


         The Company does not have a nominating or similar committee. There were three (3) board meetings held during the fiscal year ended June 30, 1995. Each director attended all meetings of the Board and any committee of which he was a member in the past fiscal year, except that Ralph Jacobsen was unable to attend one board meeting, and Alvin Katz was unable to attend two board meetings.

           PROPOSAL NO. 2 - INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Robbins, Greene, Horowitz, Lester & Co. LLP to perform the annual audit of the books of the Company for the fiscal year ended June 30, 1996. A representative of Robbins, Greene, Horowitz, Lester & Co. LLP is expected to be present at the Annual Meeting to respond to appropriate questions.

         The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to present proposals for action at the 1996 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary on or before August 14, 1996 in order to be considered for inclusion in next year's proxy materials.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Annual Report to shareholders of the Company for the year ended June 30, 1995, including audited financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy solicitation material.

                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Shareholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.


                             By order of the Board of Directors
                             Joel Girsky, Secretary

    October 18, 1995
    Hauppauge, New York

                      NASTECH PHARMACEUTICAL COMPANY, INC.
                                 45 Davids Drive
                           HAUPPAUGE, NEW YORK, 11788

               PROXY CARD, SOLICITED BY MANAGEMENT OF THE COMPANY

         The undersigned hereby constitutes and appoints Devin N. Wenig, whom failing, Dr. Vincent D. Romeo, or any one of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of Nastech Pharmaceutical Company, Inc. to be held at the offices of the Company, 45 Davids Drive, Hauppauge, New York, 11788 on December 11, 1995 at 10:00 A.M. or at any adjournment thereof, Notice of which meeting together with a Proxy Statement has been received.

         Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy Statement.

         The Directors favor a vote FOR the following proposals:

1. The election of Directors

/ /      FOR all nominees, except as noted

/ /      WITHHOLD AUTHORITY to vote for all nominees

Nominees: Devin N. Wenig, Dr. Vincent D. Romeo, Bruce R. Thaw, Joel Girsky, Dr. Ralph Jacobsen, Alvin Katz, John V. Pollock and Dr. Ian Ferrier.

Instructions: To withhold your vote from any individual nominee, write that nominee's name on the space provided below. IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE AS PROVIDED HEREIN, YOU SHALL BE DEEMED TO HAVE GRANTED SUCH AUTHORITY.

2. To ratify the appointment of Robbins, Greene, Horowitz, Lester & Co. LLP, as the auditor of the accounts of the Company for the fiscal year ending June 30, 1995.

  / / FOR                   / / AGAINST                        / / ABSTAIN

3. In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.
DATED: ________
___________________________________
SIGNATURE(must correspond with name
 as printed in the space beside)